News Release	EXHIBIT 99 For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports Fourth Quarter and Fiscal Year 2009
Financial Results

DALLAS—April 14, 2010—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its fourth quarter and fiscal year ended January 31, 2010.

Total revenues decreased 0.9% to $133.6 million in the fourth quarter of 2009, compared to $134.9 million in the fourth quarter of 2008.  This revenue decline was comprised primarily of a 5.8% decrease in comparable store sales offset by a $6.1 million increase in revenues from non-comparable operations.  Total Food and Beverage revenues decreased 3.4%, while revenues from Amusements and Other increased 2.0%.

EBITDA (Modified) for the fourth quarter of 2009 of $23.4 million was greater than prior year EBITDA (Modified) of $22.3 million by 5.1%.  Adjusted EBITDA, which excludes Pre-opening costs, expense reimbursements to affiliates and non-recurring charges, decreased 3.6% to $24.6 million versus $25.5 million in the fourth quarter of fiscal 2008.

Total revenues for the 52-week period decreased 2.4% to $520.8 million from $533.4 million for the comparable period last year.  This revenue reduction was comprised of a 7.8% decrease in comparable store sales partially offset by a $27.8 million increase in revenues from non-comparable operations.  Total Food and Beverage revenues decreased 5.2%, while revenues from Amusements and Other increased 0.9%.

EBITDA (Modified) for the 52-week period of $77.1 million was less than prior year EBITDA (Modified) of $80.0 million by 3.6%.  Adjusted EBITDA decreased 4.1% to $82.2 million, versus $85.7 million for the comparable period last year.

“Given the unprecedented environment we faced in 2009, we are very pleased that we were able to continue our unit growth, improve our operating margins, and also deliver over $82 million in  Adjusted EBITDA for the year,” said Steve King, Chief Executive Officer

Non-GAAP Financial Measures
A reconciliation of EBITDA (Modified) and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss fourth quarter results on Wednesday, April 14, 2010, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  To participate in the conference call, please dial (866) 765-2661a few minutes prior to the start time and reference code #68005867.  Additionally, a live and archived webcast of the conference call will be available on the Company's Web site, www.daveandbusters.com.

Celebrating over 27 years of operations, Dave & Buster's was founded in 1982 and is one of the country's premier entertainment/dining concepts.  We currently operate 56 locations and franchise one location in the United States and in Canada.  More information on the Company is available on the Company's Web site, www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, changes in governmental regulations, unfavorable publicity, our ability to open new stores, and acts of God.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	January 31, 2010	February 1, 2009

Current assets:
Cash and cash equivalents	$16,682	$8,534
Other current assets	30,104	30,619
Total current assets	$46,786	39,153

Property and equipment, net	294,151	296,805

Intangible and other assets, net	142,703	144,978

Total assets	$483,640	$480,936

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$74,805	$74,349

Other long-term liabilities	89,775	85,314

Long-term debt, less current liabilities	226,414	229,250

Stockholders’ equity	92,646	92,023

Total liabilities and stockholders’ equity	$483,640	$480,936

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended January 31, 2010		13 Weeks Ended February 1, 2009

Food and beverage revenues	$71,833	53.7%	$74,348	55.1%
Amusement and other revenues	61,812	46.3%	60,570	44.9%
Total revenues	133,645	100.0%	134,918	100.0%

Cost of products	27,340	20.5%	26,422	19.6%
Store operating expenses	74,612	55.8%	75,800	56.2%
General and administrative expenses	8,158	6.1%	9,742	7.2%
Depreciation and amortization	13,825	10.3%	12,866	9.5%
Pre-opening costs	700	0.5%	1,121	0.8%
Total operating expenses	124,635	93.2%	125,951	93.3%

Operating income	9,010	6.8%	8,967	6.7%
Interest expense, net	5,340	4.0%	7,224	5.4%

Income before provision for income taxes	3,670	2.8%	1,743	1.3%
Income tax provision	3,760	2.8%	382	0.3%
Net income (loss)	$(90)	(0.0)%	$1,361	1.0%

Other information:
Stores open at end of period (1)	56		52

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$(90)		$1,361
Add back: Income tax provision	3,760		382
Interest expense, net	5,340		7,224
Depreciation and amortization	13,825		12,866
Loss on asset disposal	330		362
Gain on acquisition of limited partnership	-		-
Share-based compensation	247		74
Currency transaction loss	1		16
EBITDA (Modified) (2)	23,413		22,285
Add back: Pre-opening costs	700		1,121
Wellspring expense reimbursement:
Direct Expense	187		187
Third Party Expense	155		985
Severance	101		906
Adjusted EBITDA (2)	$24,556		$25,484

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)

	52 Weeks Ended January 31, 2010			52 Weeks Ended February 1, 2009

Food and beverage revenues	$269,973	51.8%		$284,779	53.4%
Amusement and other revenues	250,810	48.2%		248,579	46.6%
Total revenues	520,783	100.0%		533,358	100.0%

Cost of products	104,137	20.0%		104,738	19.6%
Store operating expenses	306,799	59.0%		313,687	58.8%
General and administrative expenses	30,437	5.8%		34,546	6.5%
Depreciation and amortization	53,658	10.3%		49,652	9.3%
Pre-opening costs	3,881	0.7%		2,988	0.6%
Total operating expenses	498,912	95.8%		505,611	94.8%

Operating income	21,871	4.2%		27,747	5.2%
Interest expense, net	22,122	4.2%		26,177	4.9%

Income (loss) before provision (benefit) for income taxes	(251)	(0.0)%		1,570	0.3%
Income tax provision (benefit)	99	0.0%		(45)	(0.0)%
Net income (loss)	$(350)	(0.0	) %	$1,615	0.3%

Other information:
Stores open at end of period (1)	56			52

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$(350)			$1,615
Add back: Income tax provision (benefit)	99			(45)
Interest expense, net	22,122			26,177
Depreciation and amortization	53,658			49,652
Loss on asset disposal	1,361			1,648
Gain on acquisition of limited partnership	(357)			-
Share-based compensation	722			880
Currency transaction (gain) loss	(123)			124
EBITDA (Modified) (2)	77,132			80,051
Add back: Pre-opening costs	3,881			2,988
Wellspring expense reimbursement:
Direct Expense	750			750
Third Party Expense	155			985
Severance	295			906
Adjusted EBITDA (2)	$82,213			$85,680

NOTE

(1) The number of stores open at January 31, 2010 includes our stores in Richmond, Virginia, Indianapolis, Indiana, and Columbus, Ohio, which opened on April 20, 2009, June 15, 2009, and October 12, 2009, respectively, as well as a franchise location in Niagara Falls, Ontario, Canada, which opened on June 25, 2009.

(2) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), depreciation, amortization, loss on asset disposal, gain on acquisition of limited partnership and stock-based compensation expense.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) plus pre-opening costs, Wellspring expense reimbursement, non-cash and non-recurring charges.  The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.